UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 5, 2016

SYSCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX	77077-2099
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 5, 2016, Sysco Corporation, a Delaware corporation (“Sysco” or the “Company”), consummated its previously announced acquisition of Cucina Lux Investments Limited (a private company limited by shares organized under the laws of England and Wales), a holding company for the Brakes Group (the “Target”), pursuant to an agreement for the sale and purchase of securities in the capital of the Target, dated as of February 19, 2016 (the “Purchase Agreement”), by and among Sysco, entities affiliated with Bain Capital Investors, LLC, and members of management of the Target (the “Acquisition”). Following the closing of the Acquisition, the Brakes Group became a wholly owned subsidiary of Sysco.

The Brakes Group is a leading European foodservice business by revenue, supplying fresh, refrigerated and frozen food products, as well as non-food products and supplies, to more than 50,000 foodservice customers. The Brakes Group has leading market positions in the U.K., France and Sweden, in addition to a presence in Ireland, Belgium, Spain and Luxembourg. The Brakes Group supplies more than 50,000 products, including a portfolio of more than 4,000 own-brand products. Brakes Group companies include: Brakes, Brakes Catering Equipment, Brake France, Country Choice, Davigel, Fresh Direct, Freshfayre, M&J Seafood, Menigo Foodservice, Pauley’s, Wild Harvest and Woodward Foodservice.

The aggregate enterprise value paid by Sysco in connection with the Acquisition was approximately £2.3 billion (approximately $3.1 billion), including the repayment of approximately $2.3 billion of the Brakes Group’s outstanding financial debt. The purchase price was paid in cash, financed in part with the proceeds from the issuance by Sysco (1) on April 1, 2016 of $500,000,000 aggregate principal amount of 1.90% Senior Notes due 2019, $500,000,000 aggregate principal amount of 2.50% Senior Notes due 2021, $1,000,000,000 aggregate principal amount of 3.30% Senior Notes due 2026 and $500,000,000 aggregate principal amount of 4.50% Senior Notes due 2046; and (2) on June 23, 2016, of €500 million aggregate principal amount of 1.250% Senior Notes due 2023 (the “Senior Notes”). The offerings of these Senior Notes were registered under the Securities Act of 1933, as amended.

The foregoing description of certain terms included in the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to Sysco’s Current Report on Form 8-K filed on February 22, 2016 and is incorporated by reference herein. The Purchase Agreement has been filed and incorporated by reference herein solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about Sysco, the Brakes Group or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement are made only for purposes of the Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Sysco, the Brakes Group or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On July 5, 2016, Sysco issued a press release announcing the completion of the Acquisition. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement for the sale and purchase of securities in the capital of Cucina Lux Investments Limited, dated as of February 19, 2016, by and among Sysco Corporation, the Institutional Sellers and the Management Warrantors (filed as Exhibit 2.1 to the Form 8-K of Sysco Corporation, dated February 22, 2016, and incorporated by reference herein).

99.1	Press Release issued by Sysco Corporation on July 5, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: July 5, 2016	By:	/s/ Russell T. Libby
Russell T. Libby
Executive Vice President, Administration and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement for the sale and purchase of securities in the capital of Cucina Lux Investments Limited, dated as of February 19, 2016, by and among Sysco Corporation, the Institutional Sellers and the Management Warrantors (filed as Exhibit 2.1 to the Form 8-K of Sysco Corporation, dated February 22, 2016, and incorporated by reference herein).

99.1	Press Release issued by Sysco Corporation on July 5, 2016.